UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 21, 2006

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2100 East Grand Avenue	90245
El Segundo, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (310) 615-0311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 21, 2006, the Registrant announced in the press release, attached hereto as Exhibit 99.1, that it successfully completed its previously announced consent solicitation from the holders of record as of December 11, 2006, of the $200 million aggregate outstanding principal amount of its 6 1/4% Notes due March 15, 2009 (the "Notes"), issued under the Indenture (the "Indenture"), dated as of March 8, 1999, among the Registrant, as issuer, and Citibank, N.A., a national banking association, as Trustee. The Registrant was requesting a one-time waiver (the "Waiver") of any default or event of default that has arisen or may arise under the Indenture by virtue of the Registrant's failure to file with the Securities and Exchange Commission (the "SEC"), and furnish to the Trustee and holders of the Notes, certain reports required to be so filed and furnished by the Registrant under the Indenture.

Approval of the Waiver effectively extends the existing 30-day cure period in the Indenture by 60 days with respect to the reporting requirements in the Indenture, which is consistent with the cure period for the analogous reporting requirements under the indentures that govern the Registrant's three other outstanding series of notes and similar to the cure period provided in the waiver of default granted on November 17, 2006 by the Registrant's lenders under its $1 billion credit agreement for failure to comply with the reporting covenant in the credit agreement.

Each holder of record as of December 11, 2006, who validly delivered a consent and did not revoke such consent, will receive a payment of $1.25 for each $1,000 principal amount of Notes to which such consent related. If the Registrant has not filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2006 with the SEC on or before 5:30 p.m., New York City time, on January 5, 2007, the Registrant will pay on the following business day, or as promptly as practicable thereafter, to each holder of record as of December 11, 2006, who validly delivered a consent and did not revoke such consent, an additional $1.25 for each $1,000 in principal amount of Notes.

Item 9.01. Financial Statements and Exhibits

99.1 Press release dated December 21, 2006 regarding Completion of the Registrant's Consent Solicitation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: December 22, 2006	By /s/ Donald G. DeBuck
Donald G. DeBuck
Vice President and Controller

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EXHIBIT INDEX

Exhibit

99.1 Press release dated December 21, 2006 regarding Completion of the Registrant's Consent Solicitation

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